Exhibit 99.1

(1)                                  The Reporting Persons beneficially own Series A-5 shares of Class A Common Stock (“Class A Shares”).  A holder of Class A Shares may, from time to time prior to a Mandatory Conversion Date (as such term is used and defined in the Issuer’s Certificate of Incorporation (the “Charter”) and which shall be no later than May 31, 2015, according to the Charter), elect to convert some, or all, of its Class A Shares in order to sell the resulting shares of the Issuer’s Class P Common Stock (“Common Shares”) to a third party or to make a distribution of such resulting Common Shares to its investors or partners. The Class A Shares also may convert into Common Shares in connection with the occurrence of a Mandatory Conversion Date in accordance with the Charter. The formula for the conversion of Class A Shares into Common Shares, as well as the terms and conditions of such conversions, are specified in Article Fourth of the Charter, filed as Exhibit 3.1 of the Issuer’s Amendment No. 3 to the Registration Statement on Form S-1, filed with the Securities and Exchange Commission on January 26, 2011.

(2)                                  By C/R Energy III Knight Non-U.S. Partnership, L.P. C/R Energy GP III, LLC exercises investment discretion and control over the shares held by C/R Energy III Knight Non-U.S. Partnership, L.P. through its general partner, Carlyle/Riverstone Energy Partners III, L.P., of which C/R Energy GP III, LLC is the sole general partner. Each Reporting Person expressly disclaims beneficial ownership of any such securities, except to the extent of its pecuniary interest therein.

(3)                                  By C/R Knight Partners, L.P. C/R Energy GP III, LLC exercises investment discretion and control over the shares held by C/R Knight Partners, L.P. through its general partner, Carlyle/Riverstone Energy Partners III, L.P., of which C/R Energy GP III, LLC is the sole general partner. Each Reporting Person expressly disclaims beneficial ownership of any such securities, except to the extent of its pecuniary interest therein.

(4)                                  By Carlyle/Riverstone Knight Investment Partnership, L.P. C/R Energy GP III, LLC exercises investment discretion and control over the shares held by Carlyle/Riverstone Knight Investment Partnership, L.P. through its general partner, Carlyle/Riverstone Energy Partners III, L.P., of which C/R Energy GP III, LLC is the sole general partner. Each Reporting Person expressly disclaims beneficial ownership of any such securities, except to the extent of its pecuniary interest therein.

(5)                                  By Riverstone Energy Coinvestment III, L.P., which is subject to contractual commitments that it invest and divest side-by-side with C/R Energy III Knight Non-U.S. Partnership, L.P., C/R Knight Partners, L.P. and Carlyle/Riverstone Knight Investment Partnership, L.P. Each Reporting Person expressly disclaims beneficial ownership of any such securities, except to the extent of its pecuniary interest therein.

(6)                                  By Carlyle Energy Coinvestment III, L.P., which is subject to contractual commitments that it invest and divest side-by-side with C/R Energy III Knight Non-U.S. Partnership, L.P., C/R Knight Partners, L.P. and Carlyle/Riverstone Knight Investment Partnership, L.P. Each Reporting Person expressly disclaims beneficial ownership of any such securities, except to the extent of its pecuniary interest therein.